For Immediate Release

Media Contact: Kelly Foster The Townsend Group (858) 457-4888 x 143 kfoster@townsendinc.com	Investor Contact: Todd Fromer KCSA Public Relations Worldwide (212) 896-1215 todd@kcsa.com

PATH 1 NETWORK TECHNOLOGIES ANNOUNCES THIRD QUARTER RESULTS

Sequential Quarterly Revenue Growth

SAN DIEGO, CA – November 11, 2003 – Path 1 Network Technologies Inc. (Amex: PNO) an industry leader in providing video router products that enable the transmission of broadcast quality video over packet-based IP networks, announced the results of operations for its third quarter ended September 30, 2003.

For the three months ended September 30, 2003, total revenue was $787,000, compared to total revenue of $832,000 for the same quarter in the prior year. Sequentially, third quarter revenue increased nearly 10% over second quarter 2003 revenue of $714,000. Product sales revenue increased 9% to $587,000 from $537,000 for the three months ended September 30, 2003 and 2002, respectively, and over 150% sequentially from $228,000 in the second quarter ended June 30, 2003. For the nine months ended September 30, 2003, total revenues increased nearly 41% to $2.1 million from $1.5 million in the same period last year reflecting increases across product sales, contract services and licensing fees.

Commenting on third quarter results, Fred Cary, President and Chief Executive Officer of Path 1, said, “Our sequential quarterly growth was driven by increased sales of our CX-1000 IP Video Gateways to broadcast customers and continued demand for our Chameleon vidX™ solutions. During the quarter, we continued to benefit from operational leverage, increased product sales and a favorable product mix.”

In the third quarter ended September 30, 2003, gross profit from product sales was $208,000, or 72% of total gross profit. Gross profit from contract services was $80,000, or 28% of total gross profit.

For the nine months ended September 30, 2003, gross profit increased nearly 74% to $1.1 million, or 50% of revenue, from $628,000, or 41% of revenue, in the same period in 2002. Product gross profit increased to 38% of product revenue in the nine months ended September 30, 2003, from 29% of product revenue in the same period in 2002.

Net loss from continuing operations for the third quarter ended September 30, 2003 totaled $2.6 million, or a net loss of $(0.59) per share, compared to a net loss from continuing operations of $1.29 million, or $(0.91) per share for the same period last year. For the nine months ended September 30, 2003, net loss from continuing operations declined to $4.8 million, or $(1.89) per share, from $4.9 million, or $(3.46) per share for the same period last year.

Cary added, “Early in the third quarter, we significantly strengthened our balance sheet by completing a $15.5 million public offering and we retired more than $1,000,000 of convertible debt. With approximately $10 million in cash and working capital at the close of the third quarter, we now have the resources necessary to execute a long-term strategy in the rapidly emerging video-over-IP marketplace.”

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. develops video router products that enable the transportation and distribution of real-time, broadcast quality video over Internet Protocol networks. From the delivery and distribution of broadcast materials to Video on Demand (VOD), Path 1’s video infrastructure platforms allow high quality transmission of point-to-point, multipoint and multiplexed data over legacy IP systems. To find out more about Path 1 Network Technologies Inc (AMEX: PNO), visit our website at www.path1.com, or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward- looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected,”

“anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that we might not achieve our planned financial results, that our financial results may fluctuate between and among reporting periods, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.

Tables to Follow

Path 1 Network Technologies Inc.

Balance Sheets

(US thousands)

(unaudited)

	September 30, 2003 (unaudited)	December 31, 2002 (audited)
ASSETS
Current assets
Cash and cash equivalents	$10,189	$396
Accounts receivable, net	844	438
Inventory	376	393
Other current assets	93	15

Total current assets	11,502	1,242
Property and equipment, net	245	220
Debt issuance costs, net	86	107
Other assets	48	64

Total assets	$11,881	$1,633

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$937	$930
Accrued compensation and benefits	192	157
Current portion of notes payable	853	863
Current portion of leases payable	13	—
Deferred revenue	—	61

Total current liabilities	1,995	2,011
Notes payable	139	161
Long-term lease payable	13	—

Total liabilities	2,147	2,172

Stockholders’ equity (deficit)
Preferred stock, 10 million shares authorized, $0.001 par value;
no shares issued or outstanding	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized; 6,198,524 and
1,583,558 shares issued and outstanding at September 30, 2003, and December 31,
2002 respectively; 27,777 shares held in treasury at September 30, 2003	6	2
Common stock to be issued	—	12
Additional paid-in capital	45,254	30,134
Deferred compensation	—	(50)
Accumulated deficit	(35,526)	(30,637)

Total stockholders’ equity (deficit)	9,734	(539)

Total liabilities and stockholders’ equity	$11,881	$1,633

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Path 1 Network Technologies Inc.

Statements of Operations

(US thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues
Product sales	$587	$537	$1,413	$1,222
Contract services	200	105	507	116
License revenue	—	190	235	190
Other revenue	—	—	7	—

Total revenues	787	832	2,162	1,528

Cost of revenues
Cost of product sales	379	500	871	867
Cost of contract services	120	31	200	33

Total cost of revenues	499	531	1,071	900

Gross profit	288	301	1,091	628

Operating expenses, before depreciation and amortization
Engineering research and development	405	479	1,103	1,389
Sales and marketing	480	161	1,091	486
General and administrative	1,348	532	2,466	1,804
Stock-based compensation	—	43	50	216

Total operating expense, before depreciation and amortization	2,233	1,215	4,710	3,895

Depreciation and amortization expense
Depreciation expense	39	57	122	142
Amortization expense	226	—	297	73

Total depreciation and amortization	265	57	419	215

Total operating expense	2,498	1,272	5,129	4,110

Operating loss	(2,210)	(971)	(4,038)	(3,482)
Other income (expense)
Interest expense, net	(194)	(326)	(589)	(883)
Loss on sale of securities	—	—	—	(590)
Other income (expense)	(262)	—	(262)	—

Total other expense	(456)	(326)	(851)	(1,473)

Loss from continuing operations	(2,666)	(1,297)	(4,889)	(4,955)
Discontinued operations	—	—	—	(317)

Net loss	$(2,666)	$(1,297)	$(4,889)	$(5,272)

Net loss per common share from continuing operations	$(0.59)	$(0.91)	$(1.89)	$(3.46)

Net loss per common share from discontinued operations	$—	$—	$—	$(0.22)

Loss per common share—basic and diluted	$(0.59)	$(0.91)	$(1.89)	$(3.68)

Weighted average common shares outstanding—basic and diluted	4,528	1,432	2,593	1,432

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Path 1 Network Technologies Inc.

Statements of Cash Flows

(US thousands)

(unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss
Adjustments to reconcile net loss to net cash used in operating activities:	$(4,889)	$(4,955)
Depreciation and amortization	419	215
Amortization of deferred compensation	72	212
Interest expense paid in stock	53	—
Accretion of debt discount & debt conversion expense	1,067	849
Notes issued for salary reduction	—	33
Loss on extinguishment of debt	85	—
Loss on investment	—	596
Changes in assets and liabilities
Restricted cash	—	(61)
Accounts receivable	(406)	(407)
Inventory	17	—
Other current assets	(78)	130
Other assets	(250)	(273)
Accounts payable and accrued liabilities	6	437
Accrued compensation and benefits	35	(253)
Deferred revenue	(60)	67

Cash used in operations	(3,929)	(3,410)

Cash flows from investing activities:
Sale of marketable securities	—	578
Purchase of property and equipment	(121)	(139)

Cash provided by (used in) investing activities	(121)	439

Cash flows from financing activities:
Issuance of common stock	13,055	995
Repurchase of treasury shares	(93)	—
Issuance of convertible notes	1,620	1,308
Repayments of convertible notes	(1,212)	—
Net borrowings under line of credit	473	—
Cash from extinguishment of shareholder notes	—	86

Cash provided by financing activities	13,843	2,389

Cash flows from continuing operations	9,793	(582)
Cash flows from discontinued operations	—	(240)

Increase (decrease) in cash and cash equivalents	9,793	(822)
Cash and cash equivalents, beginning of period	396	1,181

Cash and cash equivalents, end of period	$10,189	$359

Supplemental cash flow disclosures:
Issuance of common stock in Felber settlement	$—	$545

Capitalized debt issuance costs in connection with beneficial conversion charges and warrants	$439	$1,250

Conversion of notes to common stock	$1,122	$—

Purchase of equipment for note payable	$26	$—

Retirement of 4% convertible notes by issuance of 7% convertible notes	$228	$—

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